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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-91059 and No. 333-43742 on Form S-8 and Registration Statement No. 333-63316 on Form S-3 of Next Level Communications, Inc. of our report dated March 29, 2002, appearing in this Annual Report on Form 10-K of Next Level Communications, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
San Francisco, California
March 29, 2002